Exhibit 99(a)


Household Finance Corporation
Household Consumer Loan Corporation
Household Consumer Loan Trust 1997-1


Original Principal Class A                      840,000,000.00
   Class A-1                                    729,600,000.00
   Class A-2                                     48,000,000.00
   Class A-3                                     62,400,000.00
Number of Class A Bonds (000's)                     840,000.00
   Class A-1                                        729,600.00
   Class A-2                                         48,000.00
   Class A-3                                         62,400.00
Original Principal Class B                       45,600,000.00
Number of Class B Bond (000's)                       45,600.00
Original Principal Certificates                  33,600,000.00
Number of Certificates Bond (000's)                  33,600.00

Distribution Date                                                 2002 Totals


CLASS A
Principal Distribution                                             49,203,538.26
Class A-1 Interest Distribution                                     2,072,371.17

Principal Distribution                                              8,119,738.73
Class A-2 Interest Distribution                                       424,435.05

Principal Distribution                                             10,555,660.36
Class A-3 Interest Distribution                                       578,531.89


CLASS B
Principal Distribution                                              7,713,751.80
Interest Distribution                                                 481,453.38


CERTIFICATES
Principal Distribution                                              5,683,817.11
Interest Distribution                                                 405,199.37